Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-175299 on Form S-1 of our report dated March 23, 2012 relating to the financial statements of World of Jeans & Tops dba Tilly’s, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Consolidated Financial and Other Data,” “Selected Consolidated Financial and Other Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Costa Mesa, California

April 30, 2012